POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that the undersigned hereby makes, constitutes, designates and appoints each of Eric Arneson, Brian Ketcham and Ryan Loneman, signing singly, as the undersigned’s true and lawful attorney‐in‐fact to act for and on behalf of the undersigned for and limited to the following purposes:

1.
To obtain Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) Access Codes from the United States Securities and Exchange Commission (the “SEC”); which may require (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling the undersigned to make filings and submissions utilizing the EDGAR system;
2.
To execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Lindsay Corporation, a Delaware corporation (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder;
3.
To do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any individual or group filings under Section 16(a) of the Exchange Act and timely file such forms with the United States Securities and Exchange Commission and any stock exchange or similar authority;
4.
To act as an account administrator for the undersigned’s EDGAR account, including: (i) to appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) to maintain the security of the undersigned’s EDGAR account, including modification of access codes; (iii) to maintain, modify and certify the accuracy of information on the undersigned’s EDGAR account dashboard; (iv) to act as the EDGAR point of contact with respect to the undersigned’s EDGAR account; and (v) to take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators.
5.
To cause the Company to accept a delegation of authority from any of the undersigned’s EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for the undersigned’s EDGAR account;
6.
To obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s equity securities from any third party, including the Company and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to such attorney-in-fact; and
7.
To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney‐in‐fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney‐ in‐fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney‐in‐fact may approve in such attorney‐in‐fact’s discretion.

The undersigned hereby grants to each such attorney‐in‐fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney‐in‐fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys‐in‐fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings under Section 16(a) of the Exchange Act with respect to the undersigned’s holdings of the transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys‐in‐fact and the Secretary of the Company.

IN WITNESS WHEREOF the undersigned has caused this Power of Attorney to be executed as of this 6th day of September 2025.

/s/ Jahidul Khandaker

Jahidul Khandaker

State of California

County of Santa Clara

This Power of Attorney was acknowledged before me on this this 6th day of September, 2025 by Jahidul Khandaker.

/s/ Chuck C. Kim

Notary Public